AFFILIATED UNDERWRITING CHECKLIST FOR 40-Act FUNDS:
     (This checklist can be found in Excel at l:\cheklist\funds.xls)

   This Checklist must be completed in order to ensure compliance with the 40-Act requirements applicable to participations in affiliated underwritings for 40-Act funds. Please complete this Checklist immediately after participating in an affiliated underwriting on behalf of each 40-Act Fund and forward it to Lauren Teetsel in the New York Compliance Department for review, record-keeping and reporting purposes. The Compliance Department in New York must receive this Checklist from all MSDWIM offices that engage in affiliated underwriting transactions for the 40-Act Funds they manage.

   Note: A red herring prospectus must be included with the Checklist and a final prospectus must be forwarded to the New York Compliance Department for regulatory record retention purposes.


   Issuer:           Willis Group Holdings/WSH
   Fund(s)           List below     (please use GIM2 acronyms or
                                     proper fund names)
   Offering Date:              June 11, 2001
   No. of Securities Offered:  20,000,000
   (# of shares or # of bonds)
   Affiliated Broker:          Morgan Stanley & Co
   Price Per Unit:             $13.50

   The securities to be purchased are:  Check One

   [ X ]  Registered under the Securities Act of 1933
   [   ]  Eligible Rule 144A securities
   [   ]  Municipal Securities
   [   ]  Offered in an  Eligible Foreign Offering

                                                                                         YES                  NO
 1 Are the securities  being offered pursuant to a  firm commitment                       X
    underwriting?
                                                                                         YES                  NO
 2 Will transaction be executed away from Morgan Stanley Dean Witter and  not             X
   allocated to Morgan Stanley Dean Witter if it is a "pot trade"?
                                                                                         YES                  NO
 3 Has the executing dealer represented that Morgan Stanley Dean Witter will not          X
   receive compensation in connection with the transaction?
                                                                                         YES                  NO
 4 Will the securities be purchased at not more than the public
   offering price and no later than the close of the first full business day              X
   on which any sales are made?
                                                                                         YES                  NO
 5 Is the commission or spread to be received by the underwriters
   reasonable and fair compared to that received in comparable                            X
   transactions?
                                                                                         YES                  NO        N/A
 6 If not a municipal issuer, has the issuer ( including predecessors) been in            X
   continuous operation for at least three years?
                                                                                         YES                  NO        N/A
 7 If a municipal issuer, (1) does the issue have an investment grade
   rating from at least one Nationally Recognized Statistical Rating                      X
   Organization, or (2) if the issuer has less than three (3) years of continuous operations, does the issue have one of the three highest ratings from one such rating organization?
                                                                                         YES                  NO        N/A
 8 If the transaction is intended for a third-party 40-Act Fund, has it
   adopted affiliated underwriting procedures that permit it to engage in                 X
   this transaction?
                                                                                         YES                  NO
 9 Is the total principal amount of securities purchased by MSDWIM/MAS  for all           X
   40-Act Funds no more than 10% of the total offering?

   ** Do not include offshore funds (i.e. SICAVs) in this calculation.**

   SHOW CALCULATION HERE:

   Total Units Offered:                                        20,000,000
   Price per Unit:                                                  13.50
   10% of Total Offering:                                   27,000,000.00


   40-Act Fund               Units           Offer            Total       % of Total           Selling Broker
                             To Buy          Price            Value       Offer Purchased
                                                                             By Each Fund
   *SEE LEGEND

   00071281                  6,200            13.50           $83,700          0.031%                   MLCO
   00071928                  3,000            13.50           $40,500          0.015%                   JPMS
   00081087                 32,000            13.50          $432,000          0.160%                   SBSH
   255                         200            13.50            $2,700          0.001%                   SBSH
   391486                   29,400            13.50          $396,900          0.147%                   JPMS
   391548                    2,900            13.50           $39,150          0.015%                   SBSH
   391822                    4,000            13.50           $54,000          0.020%                   SBSH
   391829                   22,200            13.50          $299,700          0.111%                   MONT
   4757                                       31.00                $0          0.000%
   52297                     2,700            13.50           $36,450          0.014%                   SBSH
   8716                        300            13.50            $4,050          0.002%                   SBSH
   89902549                  3,200            13.50           $43,200          0.016%                   SBSH
   89902551                 12,200            13.50          $164,700          0.061%                   SBSH
   ALLSTAR                   3,400            13.50           $45,900          0.017%                   SBSH
   ESTF0004                  5,400            13.50           $72,900          0.027%                   SBSH
   JL50                        700            13.50            $9,450          0.004%                   SBSH
   JU3I                      1,300            13.50           $17,550          0.007%                   MLCO
   MTEC                      2,000            13.50           $27,000          0.010%                   SBSH
   NEXTGEN                   1,000            13.50           $13,500          0.005%                   SBSH
   PRINAGGR                  9,500            13.50          $128,250          0.048%                   Salomon Smith Barney
   PRINCON                     500            13.50            $6,750          0.003%                   Legg Mason
   PRINLCG                     100            13.50            $1,350          0.001%                   JPMorgan Chase
   PRINLCV                     500            13.50            $6,750          0.003%                   JPMorgan Chase
   PRINPART                  2,000            13.50           $27,000          0.010%                   Warburg Dillon Read
   UFEG                      4,000            13.50           $54,000          0.020%                   WARR
   UFTECH                    1,200            13.50           $16,200          0.006%                   WARR
   879                     113,100            13.50        $1,526,850          0.566%                   Salomon Smith Barney
   1092                     25,000            13.50          $337,500          0.125%                   Salomon Smith Barney
   1168                      8,500            13.50          $114,750          0.043%                   Salomon Smith Barney
   1463                     20,700            13.50          $279,450          0.104%                   Salomon Smith Barney
   1529                     11,700            13.50          $157,950          0.059%                   Salomon Smith Barney
   1647                      2,500            13.50           $33,750          0.013%                   Salomon Smith Barney
   1719                      2,600            13.50           $35,100          0.013%                   Salomon Smith Barney
   1785                        500            13.50            $6,750          0.003%                   Salomon Smith Barney
   1795                        200            13.50            $2,700          0.001%                   Salomon Smith Barney
   1816                        200            13.50            $2,700          0.001%                   Salomon Smith Barney
   1817                        100            13.50            $1,350          0.001%                   Salomon Smith Barney
   1818                        200            13.50            $2,700          0.001%                   Salomon Smith Barney
   1820                        100            13.50            $1,350          0.001%                   Salomon Smith Barney
   1878                     26,800            13.50          $361,800          0.134%                   Salomon Smith Barney
   1879                      3,900            13.50           $52,650          0.020%                   Salomon Smith Barney
   1909                        400            13.50            $5,400          0.002%                   Salomon Smith Barney

   Total Shares            366,400
   Total Purchased by all 40-Act Funds                        $4,946,400
   Total % of Deal Purchased by all Funds                           1.83%

                                                                                         YES                     NO
10 Has a copy of this completed checklist been forwarded to Lauren Teetsel                X
   in MSDWIM Compliance?



   Portfolio Manager's or designee's Signature

   \s\ Phil Friedman
   MSDWIM Compliance*:                                                                   YES                     NO

11 Has a copy of this Checklist been forwarded to Chase Global Fund
   Services (fax# 617-557-8610) for MSDWIM-sponsored 40-Act Funds and  to the                                     X
   appropriate outside administrators for third-party Funds?

   * Compliance personnel at the MSDWIM office executing these trades is responsible for ensuring that the appropriate outside administrator receives a copy of the Checklist (Chase for proprietary funds)


   *LEGEND

   GIMS ACRONYM      ACCOUNT NAME

   00071281          MSDWIF - SMALL COMPANY GROWTH PORTFOLIO
   00071928          MSDWIF - VALUE EQUITY PORTFOLIO
   00081087          MSDWIF - EQUITY GROWTH PORTFOLIO
   255               LSA VARIABLE SERIES TRUST - FOCUSED EQUITY FUND
   *391486           MSDW GROWTH FUND
   *391548           MSDW SELECT DIMENSIONS GROWTH PORTFOLIO
   *391822           MSDW TAX MANAGED GROWTH FUND
   *391829           MSDW TECHNOLOGY FUND
   52297             VAN KAMPEN SERIES FUND INC. - EQUITY GROWTH FUND
   4757              PHOENIX FUND
   8716              CIGNA CHARTER LARGE COMPANY STOCK GROWTH FUND
   89902549          MSDWIF -  FOCUS EQUITY PORTFOLIO
   89902551          VAN KAMPEN SERIES FUND INC. -  FOCUS EQUITY FUND
   *ALLSTAR          ALL STAR GROWTH FUND
   ESTF0004          ENDEAVOR ASSET ALLOCATION PORTFOLIO
   JL50              VAN KAMPEN TAX MANAGED EQUITY GROWTH FUND
   JU3I              SUNAMERICA SERIES TRUST - TECHNOLOGY PORTFOLIO
   MTEC              MSDWIF - TECHNOLOGY PORTFOLIO
   *NEXTGEN          NEXT GENERATION FUND
   PRINAGGR          PRINCIPAL AGGRESSIVE GROWTH FUND
   PRINCON           PRINCIPAL ASSET ALLOCATION FUND - CONCENTRATED
   PRINLCG           PRINCIPAL PARTNERS LARGE CAP GROWTH FUND I
   PRINLCV           PRINCIPAL ASSET ALLOCATION FUND - LARGE CAP VALUE
   PRINSCG           PRINCIPAL ASSET ALLOCATION FUND - SMALL CAP GROWTH
   PRINPART          PRINCIPAL PARTNERS AGGRESSIVE GROWTH FUND
   UFEG              UNIVERSAL INSTITUTIONAL FUNDS INC.-EQUITY GROWTH PORTFOLIO
   UFTECH            UNIVERSAL INSTITUTIONAL FUNDS INC. - TECHNOLOGY PORTFOLIO
   879               MSIF TRUST MID CAP VALUE
   1092              VAN KAMPEN AMERICAN VALUE
   1168              MORGAN STANLEY UNIVERSAL FUNDS MID CAP VALUE
   1463              MSIF TRUST SMALL CAP GROWTH
   1529              MORGAN STANLEY MID CAP VALUE LP
   1647              NATIONWIDE SELECT SMALL CAP GROWTH
   1719              W.K. KELLOGG FOUNDATION
   1785              JOHN MERCK MID CAP GROWTH
   1795              MSIF TRUST STRATEGIC SMALL VALUE
   1816              THE J.A. FAMILY TRUST
   1817              THE M.A.B. FAMILY TRUST
   1818              THE BONEL TRUST
   1820              THE L.A.G. FAMILY TRUST
   1878              DEV GROWTH SEC TRUST
   1879              SELECT DEV GROWTH
   1909              PARTNERS MIDCAP BLEND FUND

   * Dean Witter Adviser's Funds